SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2004

Harrodsburg First Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26570	61-1284899
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104 South Chiles Street Harrodsburg, Kentucky	40330-1620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 734-5452

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

At the companies respective annual meetings on May 10, 2004 and May 11, 2004, shareholders of Harrodsburg First Financial Bancorp, Inc. (“Harrodsburg”) and Independence Bancorp (“Independence”), respectively, approved, among other things, the Agreement and Plan of Reorganization dated January 22, 2004, pursuant to which Independence will merge with and into Harrodsburg.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Joint press release, dated May 12, 2004 announcing, among other things, that Harrodsburg’s and Independence’s shareholders approved the merger of Independence with and into Harrodsburg.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRODSBURG FIRST FINANCIAL BANCORP, INC.

Date: May 12, 2004

	By:	/s/Arthur L. Freeman
Arthur L. Freeman
Chairman and Chief Executive Officer

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